UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2008

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	1-7845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to our Credit Agreement

On September 30, 2008 the Company entered into the Third Amendment to Credit Agreement among JPMorgan Chase Bank, N.A., as administrative agent, and the participating banks listed below (the “Third Amendment”). The Third Amendment modifies the Company’s multi-currency revolving credit agreement, dated August 5, 2005, which was previously amended by the First Amendment to Credit Agreement dated July 31, 2006, and the Second Amendment to Credit Agreement, dated May 1, 2007 (collectively referred to as the “Credit Agreement”).

The Company, from time to time, may borrow, repay and re-borrow up to $600 million under the Credit Agreement until April 30, 2012, at which time the Company’s ability to borrow under the Credit Agreement will terminate. Our ability to borrow under the Credit Agreement is reduced by the amount of outstanding Letters of Credit issued pursuant to the Credit Agreement. Prior to the Third Amendment, the issuance of Letters of Credit was limited to $600 million or, if lower, the total aggregate unused lending commitment of all banks. The Third Amendment limits the amount of these outstanding Letters of Credit to a maximum of $250 million. We have never issued Letters of Credit under the Credit Agreement. As of September 30, there was no outstanding principal balance due under the Credit Agreement.

The Credit Agreement acts as support for the marketability of the Company’s $600 million commercial paper program. However, the Company may borrow under the Credit Agreement independent from the commercial paper program. As of October 1, 2008 there was approximately $208 million outstanding under the commercial paper program.

Below is a listing of the current participating banks along with their respective lending commitments under the Credit Agreement.

Lender	Commitment
JPMorgan Chase Bank, N.A.	$70,000,000
Wachovia Bank, N.A.	70,000,000
U. S. Bank National Association	50,000,000
Wells Fargo Bank, National Association	50,000,000
Bank of America, N.A.	40,000,000
SunTrust Bank	40,000,000
Toronto Dominion (Texas) LLC	40,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	40,000,000
ABN AMRO BANK, N.V.	35,000,000
Comerica Bank	30,000,000
UMB Bank	30,000,000
Arvest Bank	25,000,000
LaSalle Bank National Association	25,000,000
BNP Paribas	20,000,000
HSBC Bank USA National Association	20,000,000
Bank of China, New York Branch	15,000,000

Total	$600,000,000

The foregoing is only a summary of certain terms and conditions of the Credit Agreement and the Third Amendment and is qualified in its entirety by reference to the following: (i) the Credit Agreement, dated August 5, 2005 among the Company, Wachovia Bank, N.A. as syndication agent, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banks, filed August 9, 2005 as Exhibit 10.1 to the Company’s Current Report on Form 8-K; (ii) the First Amendment to Credit Agreement, dated July 31, 2006, filed August 3, 2006 as Exhibit 10.1 to the Company’s Form 10-Q; (iii) the Second Amendment to Credit Agreement, dated May 1, 2007, filed May 4, 2007 as Exhibit 10.3 to the Company’s Form 8-K; and (iv) the Third Amendment to Credit Agreement, dated September 30, 2008; all of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively and incorporated herein by reference.

The listed banks and/or their affiliates have provided, from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated August 5, 2005 among the Company, Wachovia Bank, N.A. as syndication agent, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 9, 2005 as Exhibit 10.1 to the Company’s Current Report on Form 8-K is incorporated by reference. (SEC File No. 1-7845)

10.2	First Amendment to Credit Agreement, dated July 31, 2006, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the participating banking institutions named therein, filed August 3, 2006 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference. (SEC File No. 1-7845)

10.3	Second Amendment to Credit Agreement, dated May 1, 2007, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed May 4, 2007 as Exhibit 10.3 to the Company’s Current Report on Form 8-K is incorporated by reference. (SEC File No. 1-7845)

10.4*	Third Amendment to Credit Agreement, dated September 30, 2008, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the participating banking institutions named therein.

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: October 2, 2008	By:	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated August 5, 2005 among the Company, Wachovia Bank, N.A. as syndication agent, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 9, 2005 as Exhibit 10.1 to the Company’s Current Report on Form 8-K is incorporated by reference. (SEC File No. 1-7845)

10.2	First Amendment to Credit Agreement, dated July 31, 2006, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the participating banking institutions named therein, filed August 3, 2006 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference. (SEC File No. 1-7845)

10.3	Second Amendment to Credit Agreement, dated May 1, 2007, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed May 4, 2007 as Exhibit 10.3 to the Company’s Current Report on Form 8-K is incorporated by reference. (SEC File No. 1-7845)

10.4*	Third Amendment to Credit Agreement, dated September 30, 2008, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the participating banking institutions named therein.

*	Denotes filed herewith.

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